Exhibit 10.4
INSPERITY, INC.

DIRECTORS COMPENSATION PLAN

(Amended and Restated as of August 15, 2012)

INSPERITY, INC.
DIRECTORS COMPENSATION PLAN

i

Exhibit 10.4

INSPERITY, INC.
DIRECTORS COMPENSATION PLAN

PREAMBLE

WHEREAS, Insperity, Inc. (the “Company”) previously adopted the Insperity, Inc. Directors Compensation Plan (the “Plan”) in order to promote the interests of the Company by encouraging Directors (as defined below) to acquire or increase their equity interests in the Company and to provide a means whereby such persons may develop a sense of proprietorship and personal involvement in the development and financial success of the Company;

WHEREAS, the Company desires to amend and restate the Plan in its entirety;

NOW, THEREFORE, the Company hereby amends and restates the Plan as set forth herein, effective as of August 15, 2012.

SECTION 1.

DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings indicated:

1.1           Annual Director Award Date means for each calendar year in which this Plan is in effect, the date on which the annual meeting of the stockholders of the Company is held in that year.

1.2           Applicable Date means:

(a)	for the annual Board retainer, committee membership retainers and annual committee chair fees, the last day of the quarter; or

(b)	for meeting fees, the day preceding the day of the meeting.

1.3           Award Agreement means Award Agreement as such term is defined under the Insperity, Inc. 2012 Incentive Plan.

1.4           Board means the Board of Directors of the Company.

1.5           Cause means:

(a)
the Director whose removal is proposed has been convicted, or when a Director is granted immunity to testify when another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal;

(b)
such Director has been found by the affirmative vote of a majority of the entire Board at any regular or special meeting of the Board called for that purpose or by a court of competent jurisdiction to have been guilty of willful misconduct in the performance of his or her duties to the Company in a matter of substantial importance to the Company; or

(c)	such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability as a Director of the Company.

1.6           Committee means the Compensation Committee of the Board or any other committee as may be designated by the Board.

1.7           Common Stock means Common Stock as such term is defined under the Insperity, Inc. 2012 Incentive Plan.

1.8           Compensation means the Participant’s annual Board retainer and committee membership retainers and any meeting fees for each regular and special meeting, (including telephonic meetings), and any retainers and fees earned by the Participant for chairing committees during the applicable Plan Year, as set forth in Appendix A, which may be amended from time to time by the Board.

1.9           Director means a member of the Board, excluding any individual who is also an employee of the Company or a subsidiary thereof.

1.10           Disability means the inability to perform the duties of the Director’s position for a period of six (6) consecutive months or for an aggregate of six (6) months during any twelve (12) month period after the Grant Date by reason of any medically determinable physical or mental impairment, as determined by the Board in the Board’s sole discretion.

1.11           Exercise Price means the Exercise Price as such term is defined under the Insperity, Inc. 2012 Incentive Plan.

1.12           Fair Market Value means, as applied to a specific date, Fair Market Value as such term is defined under the Insperity, Inc. 2012 Incentive Plan.

1.13           Grant Date means the automatic date of grant of an award under the Plan as provided for in Section 4.

1.14           Insperity, Inc. 2012 Incentive Plan or 2012 Incentive Plan means the Insperity, Inc. 2012 Incentive Plan, effective May 16, 2012, and as amended from time to time.

1.15           Option means an Option as such term is defined under the Insperity, Inc. 2012 Incentive Plan.

1.16           Participant means each Director, excluding any Director who elects in writing not to participate in the Plan.

1.17           Stock Award means a Stock Award as such term is defined under the Insperity, Inc. 2012 Incentive Plan.

1.18           Treasury Stock means issued shares of Company Stock that are held by the Company.

SECTION 2.

ADMINISTRATION

2.1           Administration.  The Plan shall be administered by the Board.  The Board shall have the complete authority and power to interpret the Plan, prescribe, amend and rescind rules relating to its administration, determine a Participant’s right to a payment and the amount of such payment, and to take all other actions necessary or desirable for the administration of the Plan.  All actions and decisions of the Board shall be final and binding upon all persons.

2.2           Capitalized Terms.  To the extent not defined in this Plan, capitalized terms shall have the meanings assigned thereto in the 2012 Incentive Plan.

SECTION 3.

PARTICIPANTS

3.1           Participants.  Each Director shall be eligible to be a Participant.

SECTION 4.

BENEFITS

4.1           Retainer, Meeting and Committee Chair Fees.  The Compensation of Directors is set forth in Appendix A.   The Compensation for annual retainers and annual committee chair fees, if any, shall be paid to each Director on a quarterly basis, with each installment being equal to one-fourth of the annualized amount set forth in Appendix A and being paid as soon as administratively feasible following the end of the quarter.  The Compensation for meeting fees, if any, shall be paid to each Director as soon as administratively feasible after the meeting to which such fees relate.  Annually, each Director may elect, prior to the date that the Compensation would otherwise be paid to such Director in cash, to receive all such Compensation in shares of Company Stock.  The number of shares of Company Stock to be paid to an electing Director shall be determined by dividing the Director’s Compensation to be paid on such date by the Fair Market Value of the Company Stock on the Applicable Date, with any fractional share paid in cash.  Notwithstanding the foregoing, however, payment in shares of Company Stock may only be made by the Company with shares of Treasury Stock.  In the event the number of shares of Treasury Stock is insufficient on any date to make all such payments provided for in this Section 4.1 in full, then all Directors who are entitled to receive shares of Company Stock on such date shall share ratably in the number of shares available and the balance of each such Director’s Compensation shall be paid in cash.  An individual Director’s ratable share shall be calculated by dividing such Director’s eligible Compensation applicable to such payment by the total of all electing Directors’ eligible Compensation applicable to such payment.  An election to receive payment of Compensation in Company Stock rather than in cash shall be made in such manner as the Committee may from time to time prescribe.

4.2           Equity Award Grants.  Directors shall be granted equity awards in accordance with the terms provided below and subject to applicable terms and limitations set forth in the Company’s 2012 Incentive Plan and the applicable Award Agreements.  Notwithstanding anything herein to the contrary, if the number of shares of Common Stock available for equity awards under the 2012 Incentive Plan is insufficient to make all grants of the awards provided for below on the applicable grant date, then all Directors who are entitled to an award on such date shall share ratably in the number of shares then available for awards under the 2012 Incentive Plan, and Directors shall have no right to receive an award with respect to the deficiencies in the number of available shares.

4.3           Initial Director Award.  Each Director who is elected or appointed to the Board for the first time after August 15, 2012, shall be automatically granted, on the date of his or her election or appointment to the Board, a Stock Award of a number of shares of Restricted Stock with an aggregate Fair Market Value as set forth in Appendix A, determined as of the date prior to the Grant Date.  The Award shall be rounded up to the next higher whole share amount in the case of a fractional share amount, which shall become vested as to one-third (1/3) of the shares on each anniversary of the Grant Date, unless such Director gives advance written notice to the Board that he or she does not wish to receive such Stock Award.  Notwithstanding the foregoing, if the Director terminates his or her service as a member of the Board, or his service is otherwise terminated, his or her unvested portion of such Stock Award, if any, shall terminate immediately on such termination date, unless such termination of service is due to death or Disability, in which event the unvested portion of such Stock Award shall become immediately 100% vested on such termination date.

4.4           Annual Director Award.  On the Annual Director Award Date, each Director who is in office immediately after the annual meeting on such date and who was not elected or appointed to the Board for the first time on such date shall be granted a Stock Award of a number of shares of Common Stock with an aggregate Fair Market Value as set forth in Appendix A, determined as of the date prior to the Grant Date.  In lieu of such Stock Award, each Director may elect prior to the issuance of such Stock Award, in a time and manner determined acceptable by the Board, to receive on the Annual Director Award Date, an Option to purchase a number of shares of Common Stock which has the same aggregate value set forth in Appendix A, determined as of the date prior to the Grant Date, calculated using the valuation methodology most recently utilized by the Company for purposes of financial statement reporting.  The Exercise Price of Options issued under the Plan shall not be less than the Fair Market Value of the Common Stock at the Grant Date.  The Annual Director Awards shall be 100% vested and exercisable and shall be rounded up to the next higher whole share amount in the case of a fractional share amount.  No Annual Director Award will be made to an individual Director if such Director gives advance written notice to the Board that he or she does not wish to receive such award.

4.5           Termination of Director Options.  Any Option granted to each Director shall terminate and be of no force and effect with respect to any shares of Common Stock not previously purchased by the Director upon the first to occur of:

(i)	the tenth (10th) anniversary of the Grant Date for such award; or

(ii)	the expiration of (A) three months following the Director’s termination of service for Cause; or (B) three years following the Director’s termination of service for any other reason.

Notwithstanding anything herein to the contrary, the normal expiration date for Options shall not be extended.

4.6           Forfeiture of Director Stock Awards.  Any portion of a Stock Award to a Director which has not become vested on or before the date of the Director’s termination of service shall be forfeited.

4.7           Award Agreement.  Each Option and Stock Award granted to a Director shall be evidenced by an Award Agreement between the Company and such Director that sets forth the terms, conditions and limitations described in this Plan, if any, the 2012 Incentive Plan and any additional terms, conditions and limitations applicable to the Option or the Stock Award.

SECTION 5.

GENERAL PROVISIONS

5.1           Amendment and Termination.  The Board may from time to time amend, suspend or terminate the Plan, in whole or in part; provided, however, no amendment, suspension or termination of the Plan may impair the right of a Participant to receive any benefit accrued hereunder prior to the effective date of such amendment, suspension or termination. Notwithstanding the preceding sentence, equity awards under the Plan will cease without any action of the Committee or Board if the 2012 Incentive Plan expires and the Board does not designate a successor plan under which the equity awards are to be made.

5.2           Compliance with Securities Laws.  It is the intention of the Company that, so long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, this Plan shall be operated in compliance with Section 16(b) thereof.

5.3           Applicable Law.  Except to the extent preempted by applicable federal law, the Plan shall be construed and governed in accordance with the laws of the State of Delaware.

APPENDIX A

Insperity, Inc. Directors Compensation Plan
(Amended and Restated as of August 15, 2012)

Directors' Compensation and Equity Awards
Effective August 15, 2012

	Board	Compensation Committee	FRMA Committee	N&CG Committee

Annual Retainer	$40,000	$3,000	$5,000	None

Annual Committee Chair Fees	N/A	$8,000	$10,000	$3,000

Meeting Fees	$2,000 in person, $1,000 telephonically*	$1,500 in person, $750 telephonically* These fees are also paid to the Chairman for meetings attended with Management between regular meetings. Only one meeting fee per day will be paid.	$1,500 in person, $750 telephonically* These fees are also paid to the Chairman for meetings attended with Management or Auditors between regular meetings. Only one meeting fee per day will be paid.	N/A

Initial Director Award	$75,000	N/A	N/A	N/A

Annual Director Award	$75,000	N/A	N/A	N/A

  * If a Director attends in person a meeting noticed as a telephonic meeting, the Director receives the in person fee.